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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant


1.  Lobdell Emery Corporation
2.  Parallel Group International, Inc.
3.  Lewis Emery Capital Corporation
4.  Concept Management Corporation
5.  Creative Fabrication Corporation
6.  Laserweld International, L.L.C.
7.  Winchester Fabrication Corporation
8.  BMG Holdings, Inc.
9.  BMG North America Limited
10. 829500 Ontario Limited
11. 976459 Ontario Limited
12. HI Acquisition, Inc.